REPUBLIC SERVICES, INC. REPORTS HIGHER FIRST
QUARTER EARNINGS PER SHARE OF $0.33

☐	Company reaffirms ability to meet 2003 financial objectives
☐	Free cash flow on target

Fort Lauderdale, FL, April 29, 2003...Republic Services, Inc. (NYSE: RSG) today reported that revenue for the three months ended March 31, 2003 increased 7.7 percent to $594.6 million compared to $551.9 million for the same period in 2002. Net income for the three months ended March 31, 2003, before the cumulative effect of changes in accounting principles, was $54.6 million, or $0.33 per share, compared to $54.9 million, or $0.32 per share, last year. Operating income for the three months ended March 31, 2003 was $105.4 million compared to $106.9 million for the same period last year. EBITDA for the three months ended March 31, 2003 increased to $165.3 million (consisting of operating income of $105.4 million, accretion of $3.1 million, and depreciation, amortization and depletion of $56.8 million) compared to $151.3 million (consisting of operating income of $106.9 million, and depreciation, amortization and depletion of $44.4 million) for the same period in 2002.

During the first quarter of 2003, the Company adopted Statement of Financial Accounting Standards No. 143, “Accounting for Asset Retirement Obligations” (“SFAS 143”). SFAS 143 required the Company to change the methodology it used to record closure and post-closure costs at its landfills. During the three months ended March 31, 2003, in accordance with APB No. 20, the Company recorded an after-tax expense of $37.8 million as a cumulative effect of a change in accounting principle relating to the adoption of SFAS 143 and a change in accounting principle relating to methane gas collection systems. These changes do not effect the Company’s cash flows.

Including the cumulative effect of the changes in accounting principles, net income for the three months ended March 31, 2003 was $16.8 million, or $0.10 per share. If the changes in accounting principles were effective January 1, 2002, net income for the three months ended March 31, 2003 and 2002 would have been $54.6 million, or $0.33 per share, and $54.4 million, or $0.32 per share, respectively.

Commenting on these results, James E. O’Connor, Chairman & Chief Executive Officer of Republic Services, said, “I am pleased with the Company’s performance during the quarter and our ability to generate positive free cash flow. While the economy shows no signs of recovery and fuel costs were substantially higher in the first quarter of 2003, our field organization has moved quickly to offset higher fuel costs with select customer fuel surcharges and additional cost-control measures. I am confident that Republic is positioned to meet its 2003 financial objectives including its goal for free cash flow.”

Republic Services, Inc. is a leading provider of solid waste collection, transfer and disposal services in the United States. The Company’s operating units are focused on providing solid waste services for commercial, industrial, municipal and residential customers.

Certain statements and information included herein constitute “forward-looking statements” within the meaning of the Federal Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance, or achievements of the Company to be materially different from any future results, performance, or achievements expressed or implied, in or by such forward-looking statements. Such factors include, among other things, whether the Company’s estimates and assumptions concerning its selected balance sheet accounts, final capping, closure, post-closure and remediation costs, available airspace, and projected costs and expenses related to the Company’s landfills and property and equipment, and labor, fuel rates and economic and inflationary trends, turn out to be correct or appropriate, and various factors that will impact the actual business and financial performance of the Company such as competition and demand for services in the solid waste industry; the Company’s ability to manage growth; compliance with, and future changes in, environmental regulations; the Company’s ability to obtain approval from regulatory agencies in connection with expansions at the Company’s landfills; the ability to obtain financing on acceptable terms to finance the Company’s operations and growth strategy and for the Company to operate within the limitations imposed by financing arrangements; the ability of the Company to repurchase common stock at prices that are accretive to earnings per share; the Company’s dependence on key personnel; general economic and market conditions including, but not limited to, inflation and changes in commodity pricing, fuel, labor and other variable costs that are generally not within the control of the Company; dependence on large, long-term collection contracts; dependence on acquisitions for growth; risks associated with undisclosed liabilities of acquired businesses; risks associated with pending legal proceedings; and other factors contained in the Company’s filings with the Securities and Exchange Commission.

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REPUBLIC SERVICES, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In millions, except per share data)

	Three Months Ended March 31,

	2003	2002

Revenue	$594.6	$551.9
Expenses:
Cost of operations	367.7	342.0
Depreciation, amortization and depletion	56.8	44.4
Accretion	3.1	—
Selling, general and administrative	61.6	58.6

Operating income	105.4	106.9
Interest expense, net	(18.2)	(18.5)
Other income (expense), net	0.8	0.1

Income before income taxes	88.0	88.5
Provision for income taxes	33.4	33.6

Income before cumulative effect of changes in accounting principles	54.6	54.9
Cumulative effect of changes in accounting principles, net of tax	(37.8)	—

Net income	$16.8	$54.9

Basic and diluted earnings per share:
Before cumulative effect of changes in accounting principles	$0.33	$0.32
Cumulative effect of changes in in accounting principles, net of tax	(0.23)	—

Basic and diluted earnings per share	$0.10	$0.32

Weighted average common shares	163.3	169.1

Pro forma amounts assuming the changes in accounting principles are applied retroactively:
Net income		$54.4
Basic and diluted earnings per share		$0.32

REPUBLIC SERVICES, INC.
SUPPLEMENTAL UNAUDITED FINANCIAL INFORMATION

     The following information should be read in conjunction with the Company’s audited Consolidated Financial Statements and notes thereto appearing in the Company’s Form 10-K as of and for the year ended December 31, 2002.

CHANGES IN ACCOUNTING PRINCIPLES

     During the first quarter of 2003, the Company adopted Statement of Financial Accounting Standards No. 143, “Accounting for Asset Retirement Obligations” (“SFAS 143”). SFAS 143 required the Company to change the methodology it used to record closure and post-closure costs related to its landfills. Upon adopting SFAS 143, the Company no longer records closure and post-closure expense as a component of cost of operations. Instead, amortization expense is recorded on the capitalized portion of the obligation and accretion expense is recorded using the effective rate method.

     During the three months ended March 31, 2003, the Company recorded an after-tax expense of $20.8 million as a cumulative effect of a change in accounting principle resulting from the adoption of SFAS 143. In addition, the Company also recorded an after-tax expense of $17.0 million as a cumulative effect of a change in accounting principle relating to its accounting for methane gas collection systems.

     The following table summarizes the adjustments to net income and earnings per share for the three months ended March 31, 2002 as if SFAS 143 and the Company's change in accounting principle relating to its methane gas collection systems were adopted January 1, 2002:

	Three months ended
	March 31, 2002

	Net Income	Basic and Diluted
	(in millions)	Earnings Per Share

Reported	$54.9	$.32

SFAS 143:
Reversal of closure and post-closure expense previously reported	3.4	.02
Reversal of landfill purchase price amortization previously reported	.2	—
Accretion expense	(1.4)	(.01)
Landfill amortization	(2.3)	(.01)

Total adjustments for SFAS 143	(.1)	—

Methane Gas Collection Systems:
Reversal of depreciation previously recorded	.1	—
Depletion expense	(.5)	—

Total adjustment for methane gas collection systems	(.4)	—

Adjusted	$54.4	$.32

EBITDA

     EBITDA for the three months ended March 31, 2003 and 2002 is calculated as follows (in millions):

	Three months ended
	March 31,

	2003	2002

Operating income	$105.4	$106.9
Depreciation, amortization and depletion	56.8	44.4
Accretion	3.1	—

EBITDA	$165.3	$151.3

     The Company believes that the presentation of EBITDA, which is a non-GAAP financial measure, provides useful information regarding the Company’s results of operations as it is a basis the Company uses to value potential acquisition candidates and is the basis used by others to value the Company’s common stock. The Company’s definition of EBITDA may not be comparable to similarly titled measures presented by other companies.

CASH FLOW

     The following table reflects certain components of the Company’s unaudited consolidated statements of cash flows for the three months ended March 31, 2003 (in millions):

	Three months ended
	March 31,

	2003	2002

Depreciation, amortization and depletion of property and equipment	$55.5	$42.1
Amortization of intangible assets	$1.3	$2.3
Accretion expense	$3.1	$—
Capital expenditures	$(24.0)	$(37.6)

     The Company defines free cash flow as cash provided by operating activities less purchases of property and equipment plus proceeds from the sale of equipment as presented in the Company’s consolidated statement of cash flows. The Company’s free cash flow for the three months ended March 31, 2003 is calculated as follows (in millions):

Three months ended
March 31, 2003

Cash provided by operating activities	$100.9
Purchases of property and equipment	(24.0)
Proceeds from the sale of equipment	1.4

Free cash flow	$78.3

     The Company believes that the presentation of free cash flow, which is a non-GAAP financial measure, provides useful information regarding the Company’s ability to execute its financial strategy. In addition, the Company uses free cash flow to determine compensation. The Company’s definition of free cash flow may not be comparable to similarly titled measures presented by other companies.

     Capital expenditures include $.4 million of capitalized interest for the three months ended March 31, 2003 and 2002.

     As of March 31, 2003, accounts receivable were $251.3 million, net of allowance for doubtful accounts of $19.6 million, resulting in days sales outstanding of approximately 38 (or 25 days net of deferred revenue).

STOCK REPURCHASE PROGRAM

     During the three months ended March 31, 2003, the Company paid approximately $56.2 million to repurchase 2.9 million shares of its stock. As of March 31, 2003, the Company had repurchased a total of 20.1 million shares of its stock for approximately $356.3 million.

REVENUE

     The following table reflects total revenue of the Company by revenue source for the three months ended March 31, 2003 and 2002 (in millions):

	Three months ended
	March 31,

	2003	2002

Collection:

Residential	$145.4	$124.6
Commercial	173.9	171.1
Industrial	120.5	117.9
Other	12.5	12.1

Total collection	452.3	425.7

Transfer and disposal	215.3	187.1
Less: Intercompany	(112.2)	(97.3)

Transfer and disposal, net	103.1	89.8
Other	39.2	36.4

Total revenue	$594.6	$551.9

     The following table reflects the Company’s revenue growth for the three months ended March 31, 2003 and 2002:

	Three months ended
	March 31,

	2003	2002

Core price	1.7%	1.3%
Commodities	.5	(.3)

Total price	2.2	1.0

Core volume	2.8	(.4)
Non-core volume	.3	.4

Total volume	3.1	—

Total internal growth	5.3	1.0

Acquisitions	1.7	2.1
Taxes*	.7	—

Total revenue growth	7.7%	3.1%

*	Represents taxes levied on landfill volumes in certain states that are passed on to customers.